Exhibit 10.1

SECOND OMNIBUS AMENDMENT

This Second Omnibus Amendment (this “Second Amendment”) is entered into as of October 31, 2024 by and between QT Imaging Holdings, Inc., a Delaware corporation (formerly known as GigCapital5, Inc. (“GigCapital5”), (the “Company”)) and YA II PN, LTD., a Cayman Islands exempt limited company (the “Lender”), with reference to (1) that certain Standby Equity Purchase Agreement, dated as of November 15, 2023, by and between the Lender, GigCapital5 and QT Imaging, Inc. (“QT Imaging”), which is now a wholly-owned subsidiary of the Company (such agreement, the “SEPA”), (2) that certain Convertible Promissory Note, issued March 4, 2024, in an original principal amount of Ten Million Dollars ($10,000,000.00) delivered by the Company to the Lender and bearing Number QTI-1-1 (the “Note”) and (3) that certain Omnibus Amendment, dated as of September 26, 2024, by and between the Company and the Lender (the “First Amendment”). Collectively, the SEPA, the Note, the First Amendment and all other instruments, agreements or other items executed or delivered in connection with either of the foregoing are referred to as the “Financing Documents.” Undefined terms herein have the same definitions set forth in the Note.
By this Second Amendment, the Company and Lender have agreed to amend the Financing Documents on the following terms:
1.Maturity Date. The Lender and the Company hereby agree to extend the Maturity Date of the Note from December 15, 2025 to March 31, 2026. All amounts outstanding under the Note will be immediately due and payable on the Maturity Date.
2.Amortization Payments. The Company acknowledges that a Trigger Event occurred on September 4, 2024, and such Trigger Event continues as of the date hereof. The Company further acknowledges that beginning on September 11, 2024, and continuing on the same day of each successive Calendar Month, the Company owed and owes a monthly payment to the Lender in the amount of the Triggered Principal Amount, unless the provisions for cessation of such payment occur in accordance with Section 1(c) of the Note. The Lender and the Company hereby agree that no further monthly payments will be owed during the period beginning on the date hereof and ending on February 15, 2025. In exchange for such relief, beginning on February 15, 2025, and continuing on the same day of each successive Calendar Month until and including February 15, 2026, whether or not a Trigger Event has occurred and is continuing as of such dates, the Company will make monthly payments in an amount equal to $500,000 plus the Payment Premium plus accrued and unpaid interest under the Note as of each such payment date. Such monthly payments will not be reduced or offset by any amount, including, but not limited to, any net sales proceeds of Company Shares (as defined in the SEPA) or any value of the Company Shares based on the VWAP as quoted by Bloomberg, LP.
3.Floor Price. The Company hereby elects to reduce the Floor Price and provides notice to the Lender that the Floor Price shall be reduced to $0.50 effective immediately. The Company acknowledges and confirms that the reduction of the Floor Price pursuant to this

Section 3 will not affect its obligation to make monthly payments under Section 2 of this Second Amendment nor will it reduce such monthly payments.
4.Conversions. To the extent that Lender converts any portion of the Note into shares of the Company’s common stock between the date of this Second Amendment and January 15, 2025, the first $500k of such conversions of the Note shall reduce the principal balance of the Note. For the avoidance of doubt and without implication that the opposite would otherwise be true, all other conversions of the Note shall be applied as provided for in and consistent with the terms of the Note.
5.Delisting. The Company has informed the Lender that it anticipates in the near future being de-listed from The Nasdaq Capital Market (the “Delisting”). The Company and the Lender acknowledge and agree that the Delisting constitutes an Event of Default under the Note. The Lender hereby consents to the Delisting, provided that (i) the Company uses its best efforts to have its common stock relisted on The Nasdaq Capital Market as soon as possible and (ii) the Company’s common stock is listed on either the OTC Markets’ OTCQX or OTCQB market tier within 30 days of the date of a Delisting.
6.Effect; Continuing Validity. The Financing Documents are amended to the extent necessary to give effect to this Second Amendment, and the terms of this Second Amendment shall supersede any contrary terms in Financing Documents. Each reference to the “Note” in the Note shall be deemed to refer to the Note as modified by this Second Amendment. Except as specifically set forth herein, the terms and conditions of the Financing Documents shall remain unmodified and are hereby ratified by the parties. The Company acknowledges and agrees that, except as otherwise expressly provided in this Second Amendment, all terms, conditions and provisions of the Financing Documents shall continue in full force and effect and remain unaffected and unchanged. This Second Amendment in no way acts as a release or relinquishment of, and in no way affects, the liens, security interests and rights created by or arising under the Financing Documents, or the priority thereof. Such liens, security interests and rights are hereby ratified, confirmed, renewed and extended in all respects. The Financing Documents, any other security for payment of the Note, and all rights, remedies, titles, liens and equities securing the Financing Documents as hereby modified and the indebtedness represented thereby are hereby recognized, renewed, extended and continued in full force and effect for the benefit of the Lender and the indebtedness evidenced thereby.
7.Not a Novation. This Second Amendment is a modification only and not a novation. This Second Amendment is to be considered attached to the Note and made a part thereof. This Second Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Note, or release any owner of collateral securing the Note. The validity, priority and enforceability of the Note shall not be impaired hereby.
8.This Second Amendment One of the Transaction Documents. From and after the date hereof, this Second Amendment is and shall be deemed a part of the Note and shall be deemed a Transaction Document (as defined in the SEPA). An event of default under this Second Amendment shall constitute an Event of Default under the Note.

9.Release. In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company (on behalf of itself and QT Imaging) hereby fully and unconditionally releases and forever discharges the Lender and its affiliates and their respective officers, directors, employees, agents, legal representatives, successors, and assigns (the “Released Parties”), from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, in law or equity, which against the Released Parties, the Company or QT Imaging ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever up to the date of this Second Amendment. This release shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, legal representatives, successors, and assigns.
10.Third Party Event of Default. An Event of Default under the Note shall occur automatically, without the requirement of any notice from the Lender to the Company, if any creditor other than the Lender, or any party acting in a similar capacity, initiates or attempts to initiate any action intending to foreclose, seize, or take control over any asset of the Company, whether through legal processes or by any other means, which shall include, but shall not be limited to, the filing of any legal actions aiming at foreclosure, the initiation of such proceedings, or any preparatory steps taken by such creditor that clearly indicate an intention to foreclose on assets due to the Company’s failure to meet its obligations to such creditor. Upon the occurrence of any such event, an Event of Default shall have occurred and all obligations under the Note shall automatically become immediately due and payable, and the Lender shall be entitled to exercise all rights and remedies available under the Note and applicable law, without any further notice, demand, or action required on the part of the Lender. Notwithstanding any other provision in this Second Amendment or the Note, this clause shall serve as an additional Event of Default, augmenting, and not replacing, any Events of Default as specified within the Note.
11.Miscellaneous. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Second Amendment may be executed in counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Second Amendment electronically shall be equally as effective as delivery of a manually executed counterpart of this Second Amendment. No waiver of any provision of this Second Amendment shall be effective or enforceable unless made in writing signed by the party waiving any right or privilege hereunder.

IN WITNESS WHEREOF, the Company and the Lender have caused this Second Omnibus Amendment to be duly executed by a duly authorized representative as of the date first written above.
COMPANY:
QT IMAGING HOLDINGS, INC.
By: /s/ Dr. Raluca Dinu
Name: Dr. Raluca Dinu
Title: Chief Executive Officer

LENDER:
YA II PN, LTD.
By: Yorkville Advisors Global, LP Its: Investment Manger
By: Yorkville Advisors Global II, LLC Its: General Partner
By: /s/ Matthew Beckman
Name: Matthew Beckman
Title:    Manager